UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - October 29, 2003
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH (State of other jurisdiction of incorporation or organization)	1-8796 (Commission File No.)	87-0407509 (I.R.S. Employer Identification No.)

P.O. Box 45433, 180 East 100 South Street, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits (c) Exhibits.

Exhibit No.	Exhibit

99.1	Release issued October 29, 2003, by Questar Corporation.

          Item 12.   Results of Operations and Financial Condition

          On October 29, 2003, Questar Corporation issued a press release announcing its earnings for the third quarter of 2003. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION (Registrant)

October 29, 2003	/s/S. E. Parks

S. E. Parks Senior Vice President, Treasurer, and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit

99.1	Release issued October 29, 2003, by Questar Corporation.

Exhibit 99.1

QUESTAR EARNINGS RISE 23% IN THIRD-QUARTER 2003
Natural Gas Company Boosts 2003 Guidance, Provides Initial 2004 Guidance

     Questar Corp. (NYSE:STR) reported a 23% increase in net income for third-quarter 2003 compared with the year-earlier period due primarily to a 43% increase in realized prices for nonregulated natural gas production.

     The integrated natural gas company earned $28.7 million, or $.34 per diluted share, in the 2003 quarter compared with $23.4 million, or $.28 per share, in the prior-year period. Questar Market Resources (QMR), a nonregulated subsidiary that conducts gas and oil exploration, production, gathering and processing, reported earnings of $27.4 million, a 71% year-to-year improvement due to higher natural gas prices.

     Keith O. Rattie, Questar chairman, president and CEO, said, "Higher natural gas prices and better-than-forecast natural gas production growth in the Rockies have driven Questar earnings in 2003. We now expect 2003 nonregulated natural gas and oil production to slightly exceed 92 bcfe (billion cubic feet equivalent), up about 10% from 2002 after adjusting for asset sales in the second half of last year.

     "Moreover, we have taken advantage of recent strength in natural gas prices to significantly increase our equity-production hedges for the remainder of 2003, as well as 2004 and 2005," Rattie said. "As a result, our 2004 earnings will be significantly less sensitive to commodity-price volatility than in the recent past."

     For the first nine months of 2003, Questar's net income was $113.6 million, or $1.35 per share, compared with $87.6 million, or $1.06 per share, for the prior-year period. Nine-month results for 2003 included previously announced adjustments to earnings that occurred in the first and second quarters. A $.07-per-share charge in the first quarter resulted from the cumulative effect of implementing SFAS 143, Accounting for Asset Retirement Obligations, which requires companies to record a liability for the anticipated costs of retiring long-lived assets. In the second quarter, the company recorded a $13.6 million, or $.16 per diluted share, after-tax liability for costs that had been recovered in rates paid by customers of its retail gas-distribution subsidiary, Questar Gas. The liability resulted from a Utah State Supreme Court ruling on Aug. 1, 2003, which reversed an order approving a settlement that provided for recovery of certain natural gas-processing costs. The revenues had been collected from 1999 through June 2003. In 2002 the company changed its method of accounting for goodwill and recorded a $15.3 million or $.19 per share cumulative charge. The 2002 results also included gains from asset sales of $3.7 million or $.05 per share.

Before these items, Questar earned $132.8 million, or $1.58 per diluted share, in the first nine months of 2003 versus $99.2 million, or $1.20 per share, in the comparable 2002 period.

     For the trailing 12 months ended Sept. 30, 2003, Questar earned $181.6 million, or $2.17 per share, compared with $130.2 million, or $1.58 per share, for the comparable period ended Sept. 30, 2002. Questar's consolidated return on equity for the 12 months ended Sept. 30, 2003, was 15.7% while return on assets totaled 11.6%.

There was an average of 84 million common diluted shares outstanding in the first nine months of 2003 versus 82.5 million shares a year earlier.

Company increases earnings guidance for 2003; provides initial guidance for 2004

     Rattie said that Questar now estimates that 2003 earnings will range from $2.20 to $2.30 per share, compared to previous guidance of $2.15 to $2.25 per share. This guidance assumes natural gas prices consistent with the forward-price curves at the close of business yesterday and excludes the $.16 per share charge on Aug. 1, 2003, related to CO2 -processing costs in the company's retail gas-distribution business. The company's guidance also excludes the one-time $.07 per-share charge related to the cumulative effect of implementation of the new SFAS 143 accounting rules.

     The company also provided initial guidance for 2004. Questar estimates that next year's earnings could range from $2.25 to $2.40 per share. This guidance is based on forecast 2004 nonregulated production of 95 to 100 bcfe, and assumes natural gas prices for unhedged volumes at or near levels reflected in the current forward curves. The 2004 production and earnings guidance takes into account declining production and a higher depreciation, depletion and amortization rate in the company's Uinta Basin operations in eastern Utah (see the company's separate news release containing details on nonregulated activities).

     The company's 2004 guidance does not include gains and losses from the sale of assets, one-time charges, and any benefits from the possible renewal of tax credits for unconventional natural gas production. The tax credits are currently being considered by Congress as part of a national energy bill.

Company significantly increases equity natural gas hedges for 2003 and 2004

     Questar also reported that it has taken advantage of recent strong natural gas prices to hedge additional volumes of expected natural gas production for the remainder of 2003, as well as 2004 and 2005. Questar has hedged 15.1 bcf of fourth-quarter 2003 natural gas production (about 72% of forecast) at an average net-to-the-well price of $3.71 per thousand cubic feet (Mcf).

     For 2004, Questar has now hedged 67.6 bcf (about 80% of forecast natural gas production) at an average net-to-the-well price of $4.02 per Mcf. The company's hedges are more heavily weighted to the Rockies, to reduce basis risk. The company estimates that a $.10 per million Btu change in natural gas prices at the Henry Hub for the full year 2004 will result in a change in Questar net income of $800,000-$900,000, or about $.01 per share.

     The company has also hedged 18 bcf of 2005 natural gas production at an average net-to-the-well price of $3.94 per Mcf. The company said it intends to add hedges in both 2004 and 2005 over the next 12-18 months.

     For the fourth quarter of 2003, the company has hedged 276,000 barrels of oil production at a net-to-the-well price of $21.80 per barrel. The company has not hedged 2004 or 2005 oil production. Oil production accounts for about 13-14% of the company's total production on a gas-equivalent basis.

Third Quarter 2003 Results
Nonregulated activities: higher natural gas prices boost results

     QMR reported net income of $27.4 million in third-quarter 2003 compared with $16 million in the year-earlier period. Questar Exploration and Production, a QMR subsidiary that conducts exploration and production operations in the Rockies and the Midcontinent, earned $17.4 million in the 2003 quarter versus $7 million a year earlier.

     QMR's average realized selling price for natural gas rose 43% to $3.56 per Mcf compared with $2.49 per Mcf in the 2002 quarter. The 2003 results reflected higher natural gas prices and the significant narrowing of the Rockies' natural gas-basis differential following the May 1 start-up of a regional pipeline expansion. QMR received an average price of $22.69 per barrel for nonregulated oil and natural gas-liquids production, 8% higher than in the 2002 quarter.

     Nonregulated natural gas-equivalent production declined 4% during the current-year quarter to 23 bcfe compared to 23.9 bcfe in the prior-year period due primarily to the company's sale of its Canadian subsidiary, effective October 2002, and other properties sold in 2002. However, Rocky Mountain production increased nearly 14% in the current-year quarter. Adjusting for property sales, QMR's third-quarter 2003 net production rose 13% over the year-ago period.

     Wexpro, a QMR subsidiary that develops gas reserves on behalf of Questar's gas-distribution utility, earned $7.8 million in the third quarter of 2003, compared to $7.9 million a year earlier. Wexpro earns a specified return on its net investment in commercial wells. Wexpro's investment base was $161.2 million at the end of third-quarter 2003.

     QMR's gas gathering, processing and marketing operations earned a combined $2.2 million in the 2003 quarter compared with $1.1 million for the comparable year-earlier quarter. Earnings before income taxes from QMR's share of Rendezvous Gas Services increased from $530,000 to $1.2 million in the 2003 quarter compared with the year-earlier period. A QMR subsidiary, Questar Gas Management, is a 50% partner in Rendezvous, which provides gathering and processing services for the Pinedale and Jonah producing areas in western Wyoming. Rendezvous will continue to benefit from growing gathering volumes from the Pinedale area.

Regulated Income declines due to lower pipeline construction activity and new utility rate structure

     Questar Regulated Services - which includes interstate gas transmission and storage and retail gas distribution - reported a net loss of $400,000 during third-quarter 2003 versus $4 million in earnings a year earlier.

     Questar Pipeline - an interstate gas transmission and storage subsidiary - earned $7.9 million in the 2003 quarter versus $8.8 million in the comparable 2003 period. Lower construction activity in 2003 resulted in reduced construction-related capitalized costs. Also, the TransColorado Pipeline contributed to 2002 third-quarter income before its sale in the fourth quarter. Questar Pipeline's total transportation volumes grew 9% to 89 million decatherms compared with a year earlier. The growth reflected the second-half 2002 start-up of the eastern zone of the company's Southern Trails Pipeline and increased deliveries to the expanded Kern River Pipeline.

     The seasonal loss from Questar Gas, the company's state-regulated retail gas distribution business, increased from $4.7 million in the third-quarter of 2002 to $8.3 million in the current-year period. Questar Gas benefited from a $2.3 million after-tax settlement related to gas-processing costs in the third quarter of 2002. This amount was part of the liability charge in the second quarter of 2003. In addition, Questar Gas's revenue profile has changed in 2003, with a greater portion of revenues expected in the first and fourth quarters because of a new rate structure that went into effect Dec. 30, 2002. Also, Questar Gas accrued an additional $900,000 after tax, including interest, for the possible refund of CO2-processing costs.

Questar Gas served 756,000 customers at the end of the 2003 quarter, a one-year increase of about 20,000 or 3%.

Corporate and Other Operations

     Corporate and Other Operations reported net income of $1.7 million in third-quarter 2003 compared with $3.4 million in the year-earlier period due to lower margins on services provided to affiliates in 2003 and a $1.2 million tax benefit recognized in 2002.

Nine-Month Results
Higher commodity prices boost nonregulated results

     Questar Market Resources' net income for the first nine months of 2003 was $84.1 million compared with $56.4 million for the 2002 period. Natural gas production declined 3% to 57.6 bcf due to 2002 property sales, while the average realized selling price was 44% higher at $3.58 per Mcf. Nonregulated oil and natural gas-liquids production decreased 22% to 1.7 million barrels due primarily to 2002 property sales, while the average realized selling price improved 16% to $23.28 per barrel.

QMR's 2002 nine-month earnings included $3.3 million in tax credits for unconventional natural gas production, which expired at the end of that year.

Regulated Activities

     Questar Regulated Services had net income of $24.3 million in the first nine months of 2003, compared with $40.2 million in the prior-year period. Questar Pipeline's net income was $23.1 million in the first nine months of 2003, about $1 million less than the same period last year. Lower construction activity in 2003 resulted in lower construction-related capitalized costs.

     Questar Gas's net income was $1 million in the current-year period compared with $16 million in the first nine months of 2002. The 2003 results include the $13.6 million after-tax liability for gas-processing costs recorded in the second quarter and $900,000 in the third quarter. The 2002 results included a $2.3 million after-tax settlement related to gas-processing costs in the third quarter of the year. This amount was part of the $13.6 million charge in the second quarter of 2003. Questar Gas had been on track to earn its 11.2% allowed return on equity in 2003 before the Aug. 1 Utah Supreme Court ruling. The company may be required to refund to retail customers previously recovered costs. The company strongly believes that these costs are prudent and necessary to deal with a potentially serious safety concern, and therefore recoverable in rates. Because the outcome of ongoing proceedings before the Utah Public Service Commission is uncertain, the company recorded a charge of $.16 per share in the second quarter of 2003.

Corporate and Other Operations

     Corporate and Other Operations reported earnings of $5.2 million for the first nine months of 2003. With the $15.3 million goodwill-accounting charge, the segment lost $9.0 million in the same period of 2002.

CURRENT HEDGE POSITIONS

Gas hedges/2003	Bcf	Price per Mcf.,
		net to well

Rocky Mountains
4th quarter	10.8	$3.53
Midcontinent
4th quarter	4.3	$4.14

Total
4th quarter	15.1	$3.71

Oil hedges/2003	Mbbls	Price per bbl,
		net to well

Rocky Mountains
4th quarter	230	$21.68
Midcontinent
4th quarter	46	$22.38

Total
4th quarter	276	$21.80

Gas hedges/2004	Bcf	Price per Mcf,
		net to well

Rocky Mountains
1st half	22.5	$3.78
2nd half	21.0	$3.69

Year	43.5	$3.74
Midcontinent
1st half	12.0	$4.53
2nd half	12.1	$4.53

Year	24.1	$4.53

Total
1st half	34.5	$4.04
2nd half	33.1	$3.99

Year	67.6	$4.02

Gas hedges/2005	Bcf	Price per Mcf.,
		net to well

Rocky Mountains
1st half	5.4	$3.67
2nd half	5.6	$3.67

Year	11.0	$3.67

Midcontinent
1st half	3.5	$4.37
2nd half	3.5	$4.37

Year	7.0	$4.37

Total
1st half	8.9	$3.94
2nd half	9.1	$3.94

Year	18.0	$3.94

     Questar is an integrated natural gas company headquartered in Salt Lake City with total assets of $3.1 billion. Through subsidiaries, it engages in gas and oil development and production; gas gathering, processing and marketing; interstate gas transmission and storage; retail gas distribution; retail energy services; and information systems and technologies.

Forward-looking Statements

     This release contains certain forward-looking statements within the meaning of the federal securities laws. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2002. Subject to the requirements of otherwise applicable law, the company cannot be expected to update the statements contained in this news release or take actions described herein or otherwise currently planned.

For more information, visit Questar's internet site at: www.questar.com

QUESTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2003	2002	2003	2002	2003	2002

	(In Thousands, Except Per Share Amounts)
REVENUES
Questar Market Resources	$ 179,980	$ 108,877	$ 549,153	$ 357,580	$ 714,049	$ 489,906
Questar Regulated Services
Natural gas distribution	71,054	59,347	396,162	402,309	587,688	612,541
Natural gas transmission	17,777	18,015	55,417	44,855	76,837	58,409
Other	1,328	770	3,686	2,553	5,293	3,691
Corporate and other operations	3,364	3,661	9,558	10,520	12,959	19,702

TOTAL REVENUES	273,503	190,670	1,013,976	817,817	1,396,826	1,184,249

OPERATING EXPENSES
Cost of natural gas and other products sold	79,423	17,328	350,723	243,414	503,051	405,858
Operating and maintenance	66,307	67,368	208,355	206,523	286,149	287,700
Depreciation, depletion and amortization	47,536	46,953	141,172	136,723	189,401	179,906
Distribution rate-refund obligation	1,462		23,462		23,462
Exploration	961	1,102	3,174	4,983	4,277	7,952
Abandonment and impairment of gas,
oil and other properties	1,087	1,411	2,062	2,466	10,779	3,553
Production and other taxes	17,882	10,329	52,413	33,933	62,672	41,878

TOTAL OPERATING EXPENSES	214,658	144,491	781,361	628,042	1,079,791	926,847

OPERATING INCOME	58,845	46,179	232,615	189,775	317,035	257,402

Interest and other income	1,818	1,329	6,617	17,894	45,390	31,689
Earnings from unconsolidated affiliates	1,329	6,328	3,687	10,090	5,374	10,974
Minority interest	38	4	168	301	368	572
Debt expense	(17,306)	(20,488)	(53,734)	(60,886)	(73,969)	(78,706)

INCOME BEFORE INCOME TAXES
AND CUMULATIVE EFFECTS	44,724	33,352	189,353	157,174	294,198	221,931
Income taxes	16,033	9,995	70,188	54,294	107,020	76,470

INCOME BEFORE CUMULATIVE
EFFECTS	28,691	23,357	119,165	102,880	187,178	145,461
Cumulative effect of accounting change
for asset retirement obligations, net of
income taxes of $3,331			(5,580)		(5,580)
Cumulative effect of accounting change
for goodwill, net of $2,010 attributed to
minority interest				(15,297)		(15,297)

NET INCOME	$ 28,691	$ 23,357	$ 113,585	$ 87,583	$ 181,598	$ 130,164

BASIC EARNINGS PER COMMON SHARE
Income before cumulative effects	$ 0.35	$ 0.28	$ 1.45	$ 1.26	$ 2.28	$ 1.78
Cumulative effects			(0.07)	(0.19)	(0.07)	(0.19)

Net income	$ 0.35	$ 0.28	$ 1.38	$ 1.07	$ 2.21	$ 1.59

DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effects	$ 0.34	$ 0.28	$ 1.42	$ 1.25	$ 2.24	$ 1.77
Cumulative effects			(0.07)	(0.19)	(0.07)	(0.19)

Net income	$ 0.34	$ 0.28	$ 1.35	$ 1.06	$ 2.17	$ 1.58

Weighted average common shares outstanding
Used in basic calculation	82,896	81,842	82,600	81,728	82,318	81,631
Used in diluted calculation	84,398	82,398	84,043	82,487	83,622	82,320

Dividends per common share	$ 0.205	$ 0.18	$ 0.575	$ 0.54	$ 0.76	$ 0.72

QUESTAR CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)

	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2003	2002	2003	2002	2003	2002

	(In Thousands)
FINANCIAL RESULTS
REVENUES FROM UNAFFILIATED CUSTOMERS
Questar Market Resources	$ 179,980	$ 108,877	$ 549,153	$ 357,580	$ 714,049	$ 489,906
Questar Regulated Services
Natural gas distribution	71,054	59,347	396,162	402,309	587,688	612,541
Natural gas transmission	17,777	18,015	55,417	44,855	76,837	58,409
Other	1,328	770	3,686	2,553	5,293	3,691

Total Regulated Services	90,159	78,132	455,265	449,717	669,818	674,641
Corporate and other operations	3,364	3,661	9,558	10,520	12,959	19,702

	$ 273,503	$ 190,670	$1,013,976	$817,817	$1,396,826	$1,184,249

REVENUES FROM AFFILIATED
COMPANIES
Questar Market Resources	$ 29,282	$ 24,807	$ 85,688	$ 81,717	$ 110,618	$ 106,861
Questar Regulated Services
Natural gas distribution	444	145	1,901	1,243	2,334	1,592
Natural gas transmission	20,104	18,317	59,750	58,198	78,152	77,126
Other	579	422	1,493	1,236	1,944	1,546
Corporate and other operations	6,863	7,669	21,198	22,803	28,852	29,366

	$ 57,272	$ 51,360	$ 170,030	$ 165,197	$ 221,900	$ 216,491

OPERATING INCOME (LOSS)
Questar Market Resources	$ 48,560	$ 30,565	$ 156,329	$ 97,226	$ 189,547	$ 126,259
Questar Regulated Services
Natural gas distribution	(9,820)	(3,908)	16,804	39,209	47,949	63,173
Natural gas transmission	18,346	17,176	53,921	47,884	72,222	63,214
Other	52	(144)	410	(333)	402	(457)

Total Regulated Services	8,578	13,124	71,135	86,760	120,573	125,930
Corporate and other operations	1,707	2,490	5,151	5,789	6,915	5,213

OPERATING INCOME	$ 58,845	$ 46,179	$ 232,615	$ 189,775	$ 317,035	$ 257,402

NET INCOME (LOSS)
Questar Market Resources	$ 27,352	$ 16,000	$ 89,177	$ 56,419	$ 130,687	$ 75,523
Questar Regulated Services
Natural gas distribution	(8,259)	(4,667)	1,287	15,990	17,696	28,498
Natural gas transmission	7,857	8,842	23,252	24,128	31,732	32,168
Other	36	(211)	273	99	334	1,855

Total Regulated Services	(366)	3,964	24,812	40,217	49,762	62,521
Corporate and other operations	1,705	3,393	5,176	6,244	6,729	7,417

Income before cumulative effects of
accounting changes	28,691	23,357	119,165	102,880	187,178	145,461
Cumulative effects			(5,580)	(15,297)	(5,580)	(15,297)

NET INCOME	$ 28,691	$ 23,357	$ 113,585	$ 87,583	$ 181,598	$ 130,164

DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effects	$ 0.34	$ 0.28	$ 1.42	$ 1.25	$ 2.24	$ 1.77
Cumulative effects			(0.07)	(0.19)	(0.07)	(0.19)

Net income	$ 0.34	$ 0.28	$ 1.35	$ 1.06	$ 2.17	$ 1.58

Weighted average diluted common shares	84,398	82,398	84,043	82,487	83,622	82,320

Dividends per common share	$ 0.205	$ 0.18	$ 0.575	$ 0.54	$ 0.76	$ 0.72

QUESTAR CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)

	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2003	2002	2003	2002	2003	2002

	(D = 10, M = 1,000)
OPERATING STATISTICS

QUESTAR MARKET RESOURCES
Production volumes - nonregulated
Natural gas (in MMcf)	19,524	19,594	57,585	59,457	77,802	79,949
Oil and natural gas liquids (in Mbbl)	586	717	1,726	2,200	2,290	2,968
Total production (Bcfe)	23.0	23.9	67.9	72.7	91.5	97.8
Average daily production (MMcfe)	250	260	249	266	251	268

Average selling price, net to the well
Average realized selling price (including hedges)
Natural gas (per Mcf)	$3.56	$2.49	$3.58	$2.49	$3.39	$2.53
Oil and natural gas liquids (per bbl)	$22.69	$21.03	$23.28	$20.15	$22.80	$19.09

Average selling price (without hedges)
Natural gas (per Mcf)	$4.18	$1.90	$4.24	$1.97	$3.86	$2.00
Oil and natural gas liquids (per bbl)	$27.39	$24.86	$28.38	$22.12	$27.82	$21.07

Marketing volumes in thousands of energy
Equivalent decatherms	19,788	17,004	57,999	59,580	82,235	83,061

Natural gas gathering volumes (in MDth)
For unaffiliated customers	28,807	25,572	85,164	82,408	114,961	106,051
For Questar Gas	8,103	7,881	29,202	29,886	40,001	40,058
For other affiliated customers	10,717	8,828	31,744	25,480	44,400	32,747

Total gathering	47,627	42,281	146,110	137,774	199,362	178,856

Gathering revenue (per Dth)	$0.20	$0.15	$0.20	$0.15	$0.19	$0.15

QUESTAR REGULATED SERVICES - NATURAL GAS DISTRIBUTION
Natural gas volumes (in MDth)
Residential and commercial sales	6,719	6,954	55,186	61,099	84,883	90,338
Industrial sales	1,710	1,882	7,138	7,678	10,189	10,588
Transportation for industrial customers	9,873	12,774	28,846	34,465	40,840	46,383

Total deliveries	18,302	21,610	91,170	103,242	135,912	147,309

Natural gas revenue (per Dth)
Residential and commercial	$8.46	$6.75	$6.31	$5.74	$6.12	$5.98
Industrial sales	$5.30	$3.42	$4.52	$4.34	$4.27	$4.50
Transportation for industrial customers	$0.19	$0.16	$0.19	$0.16	$0.18	$0.15
Heating degree days colder
(warmer) than normal	(9%)	(30%)	(9%)	11%	(5%)	7%
Average temperature-adjusted usage per
customer (Dth)	9.1	9.8	78.4	77.0	118.8	118.0
Number of customers at September 30,
Residential and commercial	754,307	733,986
Industrial	1,236	1,281

Total	755,543	735,267

QUESTAR REGULATED SERVICES - NATURAL GAS TRANSMISSION
Natural gas transportation volumes (in MDth)
For unaffiliated customers	68,557	65,453	195,953	173,699	267,373	225,787
For Questar Gas	13,412	14,704	79,132	91,971	98,853	123,495
For other affiliated customers	6,786	1,228	15,989	2,525	19,508	5,431

Total transportation	88,755	81,385	291,074	268,195	385,734	354,713

Transportation revenue (per Dth)	$ 0.25	$ 0.30	$ 0.25	$ 0.25	$ 0.26	$ 0.25